UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 17, 2025	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706-663-8744)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 17, 2025, Parks! America, Inc. (the “Company”) announced that its Board of Directors has authorized a share repurchase program allowing the Company to repurchase up to the lesser of 75,000 shares (9.95% of shares outstanding) or $3 million of the Company’s common stock.

Under the share repurchase program, the Company may repurchase its common stock from time to time using a variety of methods which may include: open market purchases, privately negotiated transactions, or other methods in compliance with all of the conditions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The specific timing, price and size of purchases will be at the discretion of management and will depend on a number of factors, including prevailing stock prices, general economic and market conditions, and other considerations. The Company retains the right to limit, terminate, suspend, discontinue or extend the share repurchase program at any time without prior notice or discretion. Attached hereto as Exhibit 99.1 and incorporated by reference herein is the press release announcing the approval of the share repurchase program.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

Not applicable

(b) Pro forma financial information:

Not applicable

(c) Shell company transactions:

Not applicable

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	News Release issued by Parks! America, Inc. on December 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025

PARKS! AMERICA, INC.

By:	/s/ Rebecca S. McGraw
Name:	Rebecca S. McGraw
Title:	Chief Financial Officer